AMENDED AND RESTATED BANK ACCOUNT AGREEMENT       EXHIBIT 4.12

                               21 NOVEMBER 2007

                       PERMANENT FUNDING (NO. 1) LIMITED
                                 AS FUNDING 1

                                      AND

                       PERMANENT FUNDING (NO. 2) LIMITED
                                 AS FUNDING 2

                                      AND

                      PERMANENT MORTGAGES TRUSTEE LIMITED
                             AS MORTGAGES TRUSTEE

                                      AND

                             BANK OF SCOTLAND PLC
                   AS CASH MANAGER, SELLER AND ACCOUNT BANK

                                      AND

                             THE BANK OF NEW YORK
         AS FUNDING 1 SECURITY TRUSTEE AND FUNDING 2 SECURITY TRUSTEE

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.       Definitions and Interpretation.......................................1
2. The Funding 1 Transaction Account, the Funding 1 GIC Account, the Funding 2 Transaction Account, the Funding 2 GIC Account and the
         Mortgages Trustee GIC Account........................................2
3.       Payment..............................................................3
4.       Mandates.............................................................3
5.       Acknowledgement by the Account Bank..................................4
6.       Certification, Indemnity and Acceleration Notice.....................5
7.       Change of Funding 1 Security Trustee and Funding 2 Security
         Trustee or Account Bank..............................................7
8.       Termination..........................................................7
9.       Further Assurance...................................................10
10.      Confidentiality.....................................................11
11.      Costs...............................................................11
12.      Notices.............................................................11
13.      Interest............................................................12
14.      Withholding.........................................................12
15.      Tax Status..........................................................13
16.      Entire Agreement....................................................13
17.      Assignment..........................................................13
18.      The Funding 1 Security Trustee and Funding 2 Security Trustee.......14
19.      Amendments, Waivers and Consents....................................14
20.      Exclusion of Third Party Rights.....................................14
21.      Counterparts and Severability.......................................14
22.      Governing Law.......................................................14
23.      Submission to Jurisdiction..........................................15

SCHEDULE

1.       Forms of Mandate....................................................16
2.       Forms of Notice of Charge and Acknowledgement.......................17
         Part 1   Notice of Charge - Funding 1 Transaction Account/Funding
                  1 GIC Account..............................................17
         Part 2   Acknowledgement - Funding 1 Transaction Account/Funding
                  1 GIC Account..............................................19
         Part 3   Notice of Charge - Funding 2 Transaction Account/Funding
                  2 GIC Account..............................................20
         Part 4   Acknowledgement - Funding 2 Transaction Account/Funding
                  2 GIC Account..............................................22

Signatories..................................................................23

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THIS AMENDED AND RESTATED BANK AGREEMENT (this AGREEMENT) is made as a deed on
21 November 2007

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales, whose registered office is at 35 Great St. Helen's, London EC3A 6AP (FUNDING 1);

(2) PERMANENT FUNDING (NO. 2) LIMITED (registered number 4441772), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (FUNDING 2);

(3) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St. Helier, Jersey JE1 0BD (the MORTGAGES TRUSTEE);

(4) BANK OF SCOTLAND PLC (registered number SC327000) (formerly The Governor and Company of the Bank of Scotland), a public limited company incorporated under the laws of Scotland whose registered office is at The Mound, Edinburgh, EH1 1YZ (acting in its capacities as the CASH MANAGER to Funding 1, Funding 2 and the Mortgages Trustee pursuant to the Cash Management Agreement, the SELLER and the ACCOUNT BANK from the branch located at (in the case of the Mortgages Trustee GIC Account, the Funding 1 Transaction Account, the Funding 1 GIC Account, the Funding 2 Transaction Account and the Funding 2 GIC Account) 116 Wellington Street, Leeds LS1 4LT);

(5) THE BANK OF NEW YORK, a New York Banking Corporation acting through its offices at One Canada Square, London E14 5AL (acting in its capacities as the FUNDING 1 SECURITY TRUSTEE, which expression shall include such company and all other persons or companies for the time being acting as security trustee (or co-trustee) pursuant to the terms of the Funding 1 Deed of Charge and the FUNDING 2 SECURITY TRUSTEE, which expression shall include such company and all other persons or companies for the time being acting as Funding 2 Security Trustee (or co-trustee) pursuant to the terms of the Funding 2 Deed of Charge).

WHEREAS:

(A) On the Reorganisation Date, pursuant to the HBOS Group Reorganisation Act 2006, The Governor and Company of the Bank of Scotland was registered as a public company under the Companies Act 1985 and changed its name to Bank of Scotland plc and the business and all property and liabilities of Halifax (including its rights and obligations under the Bank Account Agreement) were transferred to Bank of Scotland.

(B) The parties hereto have agreed to further amend and restate the terms of the Bank Account Agreement on the date hereof as set out herein.

IT IS HEREBY AGREED AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [*] November 2007 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this

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         Agreement and, accordingly, the expressions defined in the Master
         Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in clause 3 of the Master Definitions and Construction Schedule.

1.2 This Agreement amends and restates the Bank Account Agreement made on 14 June 2002 as amended and restated on 22 March 2006 and 17 October 2006 (the PRINCIPAL AGREEMENT). As of the date of this Agreement, any future rights or obligations (excluding such rights and obligations accrued to the date of this Agreement) of a party to the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.

1.3 Any reference in this Agreement to any discretion, power, right, duty or obligation on the part of the Mortgages Trustee shall be as exercised by the Mortgages Trustee only as directed by the Beneficiaries but subject in each case to the provisions of Clause 16 of the Mortgages Trust Deed.

2. THE FUNDING 1 TRANSACTION ACCOUNT, THE FUNDING 1 GIC ACCOUNT, THE FUNDING 2 TRANSACTION ACCOUNT, THE FUNDING 2 GIC ACCOUNT AND THE MORTGAGES TRUSTEE GIC ACCOUNT

2.1      INSTRUCTIONS FROM THE CASH MANAGER

         Subject to Clause 6.5, the Account Bank shall comply with any direction of the Cash Manager to effect a payment by debiting any one of the Funding 1 Transaction Account, the Funding 1 GIC Account, the Funding 2 Transaction Account, the Funding 2 GIC Account or the Mortgages Trustee GIC Account (and/or any additional or replacement bank accounts opened in the name of either the Mortgages Trustee and/or Funding 1 and/or Funding 2 from time to time with the prior written consent of the Funding 1 Security Trustee and/or Funding 2 Security Trustee and the Rating Agencies, together, the BANK ACCOUNTS) if such direction (a) is in writing or is given by the internet banking service provided by the Account Bank and (b) complies with the Funding 1 Transaction Account Mandate, the Funding 1 GIC Account Mandate, the Funding 2 Transaction Account Mandate, the Funding 2 GIC Account Mandate or the Mortgages Trustee GIC Account Mandate as appropriate.

2.2      TIMING OF PAYMENT

         The Account Bank agrees that if directed pursuant to Clause 2.1 to make any payment then, subject to Clauses 2.4 and 6.5 below, it will do so prior to close of business on the London Business Day on which such direction is received and for value that day provided that, if any direction is received later than 2.30 p.m. (London time) on any London Business Day or, in the case of a payment to another account with the Account Bank at the same branch 4.00 p.m. (London time) on any London Business Day, the Account Bank shall make such payment at the commencement of business on the following London Business Day for value that day.

2.3      ACCOUNT BANK CHARGES

(a) The charges of the Account Bank for the operation of each of the Bank Accounts payable by the Mortgages Trustee shall be debited to the Mortgages Trustee GIC Account only on each Distribution Date in accordance with the Mortgages Trust Revenue Priority of Payments and the terms of the Mortgages Trust Deed and the Mortgages Trustee by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Account Bank provided that, subject to Clause 8.6, if there are insufficient funds standing to the credit of the Mortgages Trustee GIC Account to pay such charges the Account Bank shall not be relieved of its obligations in respect of any of the Bank Accounts.

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(b)      The charges of the Account Bank for the operation of each of the Bank
         Accounts payable by Funding 1 shall be debited to the Funding 1 Transaction Account only on each date payable in accordance with the Funding 1 Pre-Enforcement Revenue Priority of Payments and the terms of the Funding 1 Deed of Charge and Funding 1 by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Account Bank provided that, subject to Clause 8.6, if there are insufficient funds standing to the credit of the Funding 1 Transaction Account to pay such charges the Account Bank shall not be relieved of its obligations in respect of any of the Bank Accounts.

(c) The charges of the Account Bank for the operation of each of the Bank Accounts payable by Funding 2 shall be debited to the Funding 2 Transaction Account only on each date payable in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments and the terms of the Funding 2 Deed of Charge and Funding 2 by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Account Bank provided that, subject to Clause 8.6, if there are insufficient funds standing to the credit of the Funding 2 Transaction Account to pay such charges the Account Bank shall not be relieved of its obligations in respect of any of the Bank Accounts.

2.4      NO NEGATIVE BALANCE

         Notwithstanding the provisions of Clause 2.1, amounts shall only be withdrawn from any Bank Account to the extent that such withdrawal does not cause the relevant Bank Accounts to have a negative balance.

3.       PAYMENT

3.1      INSTRUCTIONS FROM THE CASH MANAGER

(a) The Cash Manager shall, before the date upon which any payment is due to be made from any Bank Account (including the payments due to be made on each Funding 1 Interest Payment Date and/or Funding 2 Interest Payment Date and/or Distribution Date), submit to the Account Bank irrevocable written instructions or instructions by way of the internet banking service provided by the Account Bank as to the payments to be made out of such Bank Account or Bank Accounts (as the case may be) on such date.

(b) The Account Bank shall comply with the instructions described in paragraph 3.1(a) and shall effect the payments specified in such instructions not later than the time specified for payment therein (provided that the Account Bank shall not have any liability to any person if it fails to effect timely payment by reason of strike, computer failure, power cut or other matters beyond its control) on the relevant date if the instructions comply with the relevant Mandate.

4.       MANDATES

4.1      SIGNING AND DELIVERY OF MANDATES

         Funding 1 and the Mortgages Trustee have delivered to the Account Bank prior to the Initial Closing Date and Funding 2 has delivered to the Account Bank on or prior to the Funding 2 Programme Date the duly executed relevant Mandates in or substantially in the forms set out in
         Schedule 1 hereto and relating to the Bank Accounts (together, the MANDATES), and the Account Bank hereby confirms to the Funding 1 Security Trustee and the Funding 2 Security Trustee that the Mandates have been provided to it, that the Bank Accounts are open and that the respective Mandates are operative. The Account Bank acknowledges that the Mandates and any other mandates delivered from time to time pursuant to the terms hereof shall be subject to the terms of the Funding 1 Deed of Charge, the Funding 2 Deed of Charge, the Mortgages Trust Deed and this Agreement as appropriate.

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4.2      AMENDMENT OR REVOCATION

         The Account Bank agrees that it shall notify the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (as applicable) as soon as is reasonably practicable and in accordance with Clause 12 if it receives any amendment to or revocation of any Mandate relating to the Bank Accounts (other than a change of Authorised Signatory) and shall require the prior written consent of the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (as applicable) to any such amendment or revocation (other than a change of Authorised Signatory) but, unless such Mandate is revoked, the Account Bank may continue to comply with such Mandate (as it may from time to time be amended in accordance with the provisions of this Clause 4.2) unless it receives notice in writing from the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (as applicable) to the effect that an Intercompany Loan Acceleration Notice or a Master Intercompany Loan Acceleration Notice has been served or that the appointment of Bank of Scotland as Cash Manager under the Cash Management Agreement has been terminated and shall, thereafter, act solely on the instructions of the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (as applicable) and in accordance with the terms thereof as provided in Clause 6.5 of this Agreement.

5.       ACKNOWLEDGEMENT BY THE ACCOUNT BANK

5.1      RESTRICTION ON ACCOUNT BANK'S RIGHTS

         Notwithstanding anything to the contrary in the Mandates, the Account Bank hereby:

         (a) waives any right it has or may hereafter acquire to combine, consolidate or merge any of the Bank Accounts with any other account of the Cash Manager, the Mortgages Trustee, Funding 1, Funding 2, the Seller, the Funding 1 Security Trustee, the Funding 2 Security Trustee or any other person or any liabilities of the Cash Manager, the Mortgages Trustee, Funding 1, Funding 2, the Seller, the Funding 1 Security Trustee, the Funding 2 Security Trustee or any other person to it;

         (b) agrees that it may not exercise any lien or, to the extent permitted by law, any set-off or transfer any sum standing to the credit of or to be credited to any of the Bank Accounts in or towards satisfaction of any liabilities to it of the Cash Manager, the Mortgages Trustee, Funding 1, Funding 2, the Seller, the Funding 1 Security Trustee, the Funding 2 Security Trustee or any other person owing to it;

         (c) in addition to and without prejudice to its rights and obligations as Funding 1 Secured Creditor and/or Funding 2 Secured Creditor, agrees that it will not take, and shall not take, any steps whatsoever to recover any amount due or owing to it pursuant to this Agreement or any other debts whatsoever owing to it by the Mortgages Trustee, Funding 1 or Funding 2, or procure the winding-up or liquidation of the Mortgages Trustee, Funding 1 or Funding 2, or the making of an administration order in relation to the Mortgages Trustee, Funding 1 or Funding 2, or in respect of any of the liabilities of the Mortgages Trustee, Funding 1 or Funding 2 whatsoever;

         (d) agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Mortgages Trustee, Funding 1 or Funding 2 pursuant to this Agreement, the Mortgage Sale Agreement, the Mortgages Trust Deed, the Intercompany Loan Agreements, the Master Intercompany Loan Agreement, the Funding 1 Swap Agreement, the Funding 2 Swap Agreement or any other document entered into by the Mortgages Trustee, Funding 1 and Funding 2 in relation to the Intercompany Loans, the Master Intercompany Loans or the Loans;

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         (e)     agrees that it will notify in accordance with Clause 12 the
                 Cash Manager, Funding 1, Funding 2, the Mortgages Trustee, the Funding 1 Security Trustee and the Funding 2 Security Trustee if compliance with any instruction would cause the relevant Bank Account(s) to which such instruction relates to have a negative balance such notification to be given on the same London Business Day that it determines that compliance with such instruction would cause any such account to have a negative balance;

         (f) acknowledges that Funding 1 has, pursuant to the Funding 1 Deed of Charge, inter alia, assigned by way of security all its rights, title, interest and benefit, present and future, in and to, all sums from time to time standing to the credit of the Bank Accounts and all of its rights under this Agreement to the Funding 1 Security Trustee; and

         (g) acknowledges that Funding 2 has, pursuant to the Funding 2 Deed of Charge, inter alia, assigned by way of security all its rights, title, interest and benefit, present and future, in and to, all sums from time to time standing to the credit of the Bank Accounts and all of its rights under this Agreement to the Funding 2 Security Trustee.

5.2      NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT

(a) The Account Bank agrees that promptly upon receipt of a notice of assignment signed by Funding 1, in (or substantially in) the form of notice set out in Part 1 of Schedule 2, hereto, the Account Bank shall sign and duly return to Funding 1, with a copy to the Funding 1 Security Trustee and the Funding 2 Security Trustee, an acknowledgement in (or substantially in) the form of acknowledgement set out in Part 2 of Schedule 2 hereto.

(b) The Account Bank agrees that promptly upon receipt of a notice of assignment signed by Funding 2, in (or substantially in) the form of notice set out in Part 3 of Schedule 2 hereto, the Account Bank shall sign and duly return to Funding 2 with a copy to the Funding 1 Security Trustee and the Funding 2 Security Trustee, an acknowledgement in (or substantially in) the form of acknowledgement set out in Part 4 of Schedule 2 hereto.

5.3      MONTHLY STATEMENT

         Unless and until directed otherwise by the Funding 1 Security Trustee and the Funding 2 Security Trustee in accordance with Clause 12, the Account Bank shall provide the Cash Manager with a written statement in respect of each Bank Account on a monthly basis and also as soon as reasonably practicable after receipt of a request for a statement. The Account Bank is hereby authorised by Funding 1, Funding 2 and the Mortgages Trustee to provide statements in respect of each Bank Account to the Cash Manager, the Funding 1 Security Trustee and the Funding 2 Security Trustee.

6.       CERTIFICATION, INDEMNITY AND ACCELERATION NOTICE

6.1      ACCOUNT BANK TO COMPLY WITH CASH MANAGER'S INSTRUCTIONS

         Unless otherwise directed in writing by the Funding 1 Security Trustee and the Funding 2 Security Trustee pursuant to Clause 6.5, in making any transfer or payment from any Bank Account in accordance with this Agreement, the Account Bank shall be entitled to act as directed by the Cash Manager pursuant to Clauses 2.1 and 3 and to rely as to the amount of any such transfer or payment on the Cash Manager's instructions in accordance with the relevant Mandate, and the Account Bank shall have no liability to the Cash Manager, the Mortgages Trustee, Funding 1, Funding 2, the Seller, the Funding 1 Security Trustee or the Funding 2 Security Trustee for having acted on such instructions except in the case of its wilful default, fraud or negligence.

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6.2      FUNDING 1'S INDEMNITY

         Funding 1 shall indemnify the Account Bank or, pursuant to Clause 6.5, the Funding 1 Security Trustee, as the case may be, to the extent of funds then standing to the credit of the Funding 1 Transaction Account and/or the Funding 1 GIC Account against any loss, cost, damage, charge or expense incurred by the Account Bank or the Funding 1 Security Trustee, as the case may be, in complying with any instruction delivered by Funding 1 pursuant to and in accordance with this Agreement, save that this indemnity shall not extend to:

         (a) the charges of the Account Bank (if any) for the operation of the Funding 1 Transaction Account and/or the Funding 1 GIC Account other than as provided in this Agreement; and

         (b) any loss, cost, damage, charge or expense arising from any breach by the Account Bank of its obligations under this Agreement.

6.3      FUNDING 2'S INDEMNITY

         Funding 2 shall indemnify the Account Bank or, pursuant to Clause 6.5, the Funding 2 Security Trustee, as the case may be, to the extent of funds then standing to the credit of the Funding 2 Transaction Account and/or the Funding 2 GIC Account against any loss, cost, damage, charge or expense incurred by the Account Bank or the Funding 2 Security Trustee, as the case may be, in complying with any instruction delivered by Funding 2 pursuant to and in accordance with this Agreement, save that this indemnity shall not extend to:

         (a) the charges of the Account Bank (if any) for the operation of the Funding 2 Transaction Account and/or the Funding 2 GIC Account other than as provided in this Agreement; and

         (b) any loss, cost, damage, charge or expense arising from any breach by the Account Bank of its obligations under this Agreement.

6.4      MORTGAGES TRUSTEE INDEMNITY

         Subject to the Mortgages Trust Revenue Priority of Payments, the Mortgages Trustee shall indemnify the Account Bank to the extent of funds then standing to the credit of the Mortgages Trustee GIC Account against any loss, cost, damage, charge or expense incurred by the Account Bank in complying with any instruction delivered pursuant to and in accordance with this Agreement, save that this indemnity shall not extend to:

         (a) the charges of the Account Bank (if any) for the operation of the Mortgages Trustee GIC Account other than as provided in this Agreement; and

         (b) any loss, cost, damage, charge or expense arising from any breach by the Account Bank of its obligations under this Agreement.

6.5 CONSEQUENCES OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR A MASTER INTERCOMPANY LOAN ACCELERATION NOTICE

         The Account Bank acknowledges that, if it receives notice in writing from the Funding 1 Security Trustee and the Funding 2 Security Trustee to the effect that (a) the Funding 1 Security Trustee has served an Intercompany Loan Acceleration Notice or the Funding 2 Security Trustee has served a Master Intercompany Loan Acceleration Notice or
         (b) that the appointment of Bank of Scotland as Cash Manager under the Cash Management Agreement has been terminated (but without prejudice to Clause 6.1 above) all right, authority and power of the Cash Manager in respect of each of the Bank Accounts shall be terminated and be of no further effect and the Account Bank agrees that it

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         shall, upon receipt of such notice from the Funding 1 Security Trustee and the Funding 2 Security Trustee, comply with the directions of the Funding 1 Security Trustee and the Funding 2 Security Trustee or any successor cash manager appointed by the Funding 1 Security Trustee and the Funding 2 Security Trustee (subject to such successor cash manager having entered into an agreement with the Account Bank on substantially the same terms as this Agreement) in relation to the operation of each of the Bank Accounts.

7. CHANGE OF FUNDING 1 SECURITY TRUSTEE AND FUNDING 2 SECURITY TRUSTEE OR ACCOUNT BANK

7.1      CHANGE OF FUNDING 1 SECURITY TRUSTEE AND FUNDING 2 SECURITY TRUSTEE

         In the event that there is any change in the identity of the Funding 1 Security Trustee and/or the Funding 2 Security Trustee or an additional Funding 1 Security Trustee and/or an additional Funding 2 Security Trustee are appointed in accordance with the provisions of the Funding 1 Deed of Charge and/or the Funding 2 Deed of Charge, the existing Funding 1 Security Trustee and the existing Funding 2 Security Trustee, the new Funding 1 Security Trustee and the new Funding 2 Security Trustee or the retiring Funding 1 Security Trustee and the retiring Funding 2 Security Trustee, as the case may be, the Cash Manager, the Seller, the Mortgages Trustee, Funding 1, Funding 2 and the Account Bank shall execute such documents and take such actions as such of the new Funding 1 Security Trustee and the new Funding 2 Security Trustee and the retiring Funding 1 Security Trustee and the retiring Funding 2 Security Trustee or, as the case may be, the existing Funding 1 Security Trustee and the existing Funding 2 Security Trustee shall agree are reasonably necessary for the purpose of vesting in such new Funding 1 Security Trustee and/or the new Funding 2 Security Trustee the rights, benefits and obligations of the Funding 1 Security Trustee and/or the Funding 2 Security Trustee under this Agreement and releasing the retiring Funding 1 Security Trustee and/or the retiring Funding 2 Security Trustee from its future obligations hereunder.

7.2      CHANGE OF ACCOUNT BANK

         If there is any change in the identity of the Account Bank, the Cash Manager, the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee shall execute such documents and take such actions as the new Account Bank and the outgoing Account Bank, the Funding 1 Security Trustee and the Funding 2 Security Trustee may require for the purpose of vesting in the new Account Bank the rights and obligations of the outgoing Account Bank and releasing the outgoing Account Bank from its future obligations under this Agreement.

8.       TERMINATION

8.1      TERMINATION EVENTS

         The Cash Manager or Funding 1, in the case of the Funding 1 Transaction Account or the Funding 1 GIC Account, or Funding 2, in the case of the Funding 2 Transaction Account or the Funding 2 GIC Account or the Cash Manager, Funding 1, Funding 2 or the Mortgages Trustee (as trustee for the Beneficiaries) in the case of the Mortgages Trustee GIC Account or any other Bank Account opened in the name of the Mortgages Trustee:

         (a) may (with the prior written consent of the Funding 1 Security Trustee and the Funding 2 Security Trustee) terminate this Agreement in the event that the matters specified in paragraphs (i) or (vi) below occur; and

         (b) shall (with the prior written consent of the Funding 1 Security Trustee and the Funding 2 Security Trustee) terminate this Agreement in the event that any of the matters specified in paragraphs (ii) to (v) (inclusive) below occur,

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         in each case by serving a written notice of termination on the Account
         Bank in any of the following circumstances:

         (i) if a deduction or withholding for or on account of any Tax is imposed, or it appears likely that such a deduction or withholding will be imposed, in respect of the interest payable on any Bank Account; or

         (ii) if the short-term unsecured, unsubordinated and unguaranteed debt obligations of the Account Bank falls below A-1 by S&P and P-1 by Moody's and F1 by Fitch Ratings respectively; or

         (iii) if the Account Bank, otherwise than for the purposes of such amalgamation or reconstruction as is referred to in paragraph
                 (iv) below, ceases or, through an authorised action of the board of directors of the Account Bank, threatens to cease to carry on all or substantially all of its business or the Account Bank is deemed unable to pay its debts as and when they fall due within the meaning of Section 123(1) (a) of the Insolvency Act 1986 (on the basis that the reference in such section to [POUND]750 was read as a reference to [POUND]10 million), Section 123(1)(b), (d) and (e), 123(1)(c) (on the basis that the words "for a sum exceeding [POUND]10 million" were inserted after the words "extract registered bond" and "extract registered protest" and 123(2) of the Insolvency Act 1986 (as that Section may be amended) or ceases to be an appropriately authorised institution under the Financial Services and Markets Act 2000; or

         (iv) if an order is made or an effective resolution is passed for the winding-up of the Account Bank except a winding-up for the purposes of or pursuant to a solvent amalgamation or reconstruction the terms of which have previously been approved in writing by the Mortgages Trustee (as trustee for the Beneficiaries), the Funding 1 Security Trustee and the Funding 2 Security Trustee (such approval not to be unreasonably withheld or delayed); or

         (v) if proceedings are initiated against the Account Bank under any applicable liquidation, insolvency, bankruptcy, composition, reorganisation (other than a reorganisation where the Account Bank is solvent) or other similar laws (including, but not limited to, presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) and (except in the case of presentation of petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) such proceedings are not, in the reasonable opinion of the Mortgages Trustee (as trustee for the Beneficiaries), Funding 1 and Funding 2, being disputed in good faith with a reasonable prospect of success or an administration order is granted or an administrator, administrative receiver or other receiver, liquidator, trustee in sequestration or other similar official is appointed in relation to the Account Bank or in relation to the whole or any substantial part of the undertaking or assets of the Account Bank, or an encumbrancer takes possession of the whole or any substantial part of the undertaking or assets of the Account Bank, or a distress, execution or diligence or other process is levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Account Bank and such possession or process (as the case may be) is not discharged or otherwise ceases to apply within 30 days of its commencement, or the Account Bank initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, bankruptcy, composition, reorganisation or other similar laws or makes a conveyance or assignment or assignation for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any of indebtedness; or

         (vi) if the Account Bank fails to perform any of its obligations under this Agreement and such failure remains unremedied for three Business Days after the Cash Manager or the Funding 1 Security Trustee and the Funding 2 Security Trustee have given notice of such failure.

8.2      TERMINATION OPTION

         With the prior written consent of Funding 1 Security Trustee and the Funding 2 Security Trustee, the Mortgages Trustee (as trustee for the Beneficiaries) may, upon a breach by the Account Bank of its obligations under this Agreement, the Mortgages Trustee Guaranteed Investment Contract, the Cash Management Agreement, the Funding 1 Deed of Charge or the Funding 2 Deed of Charge, and/or Funding 1 may, upon a breach by the Account Bank of its obligations under this Agreement, any Funding 1 Bank Account Agreement, the Funding 1 Guaranteed Investment Contract, the Funding 1 Liquidity Facility Agreement, the Cash Management Agreement, any Funding 1 Issuer Cash Management Agreement or the Funding 1 Deed of Charge and/or Funding 2 may, upon a breach by the Account Bank of its obligations under this Agreement, the Master Issuer Bank Account Agreement, the Funding 2 Guaranteed Investment Contract, the Cash Management Agreement, the Master Issuer Cash Management Agreement or the Funding 2 Deed of Charge, terminate the appointment of the Account Bank by serving a written notice of termination to the Account Bank and the Cash Manager, the Mortgages Trustee, Funding 1 and Funding 2 shall, subject to the terms of Clause 8.5, use reasonable endeavours to find a replacement financial institution or institutions within 60 days of the date of the notice.

8.3      NOTIFICATION OF TERMINATION EVENT

         Each of the Mortgages Trustee, Funding 1, Funding 2, the Cash Manager and the Account Bank undertakes and agrees to notify the Funding 1 Security Trustee and the Funding 2 Security Trustee in accordance with Clause 12 promptly upon becoming aware thereof of any event which would or could entitle the Funding 1 Security Trustee and the Funding 2 Security Trustee to serve a notice of termination pursuant to Clause 8.4.

8.4      TERMINATION BY FUNDING 1 SECURITY TRUSTEE AND FUNDING 2 SECURITY
         TRUSTEE

         In addition, prior to the service of an Intercompany Loan Acceleration Notice and/or a Master Intercompany Loan Acceleration Notice, the Funding 1 Security Trustee and the Funding 2 Security Trustee may terminate this Agreement and close any of the Bank Accounts by serving a notice of termination if any of the events specified in Clause 8.1(b)(i) to (vi) (inclusive) of this Agreement occurs in relation to the Account Bank. Following the service of an Intercompany Loan Acceleration Notice and/or a Master Intercompany Loan Acceleration Notice the Funding 1 Security Trustee and the Funding 2 Security Trustee may serve a notice of termination at any time.

8.5      REPLACEMENT ACCOUNT BANK

         The termination of the Account Bank under Clauses 8.1, 8.2 and 8.4 of this Agreement shall not be effective:

         (a) until a replacement financial institution or institutions (in each case, (i) with a short-term unsecured, unsubordinated and unguaranteed debt obligation rating of at least P-1 (in the case of Moody's) and A-1 (in the case of S&P) and F1 (in the case of Fitch Ratings) and (ii) being an authorised institution under the Financial Services and Markets Act 2000) shall have entered into an agreement in form and substance similar to this Agreement; and

         (b) unless such termination would not adversely affect the then current ratings of the Notes.

         In the event of such termination the Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby and the Mortgages Trustee, Funding 1 and Funding 2 (as applicable) shall reimburse the Account Bank for its reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable costs and expenses) incurred during the period of, and until completion of, such transition.

         In the event of a termination as a result of the circumstances outlined in Clause 8.1(b)(ii), the Account Bank shall reimburse the Mortgages Trustee, Funding 1 and Funding 2 (as applicable) for its reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable costs and expenses) incurred during the period of, and until completion of, an orderly transition of the banking arrangements documented hereby.

8.6      AUTOMATIC TERMINATION

         This Agreement shall automatically terminate (if not terminated earlier pursuant to this Clause 8) on the date falling 90 days after the termination of the Mortgages Trust Deed.

8.7      TERMINATION BY ACCOUNT BANK

         The Account Bank may terminate this Agreement and cease to operate the Bank Accounts at any time:

         (a) on giving not less than six months' prior written notice thereof ending on any London Business Day which does not fall on either a Distribution Date, a Funding 1 Interest Payment Date or a Funding 2 Interest Payment Date or less than ten London Business Days before any such date to each of the other parties hereto without assigning any reason therefor; and

         (b) on giving not less than three months' prior written notice thereof ending on any London Business Day which does not fall on either a Distribution Date, a Funding 1 Interest Payment Date or a Funding 2 Interest Payment Date or less than ten London Business Days before any such date to each of the other parties hereto, if the Account Bank shall have demanded payment of its due charges or any interest and the same shall have remained unpaid for a period of one month, provided that if the relevant amounts have been paid on or before the date six weeks after the date of delivery of such notice then the notice shall have no effect,

         Provided that such termination shall not take effect:

         (i) until a replacement financial institution or institutions (in each case, (x) with a short-term unsecured, unsubordinated and unguaranteed debt obligation rating of A-1 (in the case of S&P), P-1 (in the case of Moody's) and F1 (in the case of Fitch Ratings) and (y) being an authorised institution under the Financial Services and Markets Act 2000) shall have entered into an agreement in form and substance similar to this Agreement; and

         (ii) if the then current ratings of the Notes would be adversely affected thereby.

         In either case the Account Bank shall not be responsible for any costs or expenses occasioned by such termination and cessation. In the event of such termination and cessation the Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby.

9.       FURTHER ASSURANCE

         The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or reasonably desirable to give full effect to the arrangements contemplated by this Agreement.

10.      CONFIDENTIALITY

         None of the parties hereto shall during the term of this Agreement or after its termination disclose to any person whatsoever (except as provided herein or in any of the Transaction Documents to which it is a party or with the authority of the other parties hereto or so far as may be necessary for the proper performance of its obligations hereunder or unless required by law or any applicable stock exchange requirement or any governmental or regulatory authority or ordered to do so by a court of competent jurisdiction or by the Inland Revenue or the Commissioners of Customs and Excise or the Bank of England or the Financial Services Authority) any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may in the course of its duties hereunder have become possessed and each of the parties hereto shall use all reasonable endeavours to prevent any such disclosure.

11.      COSTS

         The Mortgages Trustee agrees to pay the reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable legal costs and expenses) of the Account Bank in connection with the negotiation of this Agreement and the establishment of the Bank Accounts and the negotiation and execution of any further documents and the taking of any further action to be executed or taken pursuant to Clauses 7, 8 (other than Clauses 8.1(b)(ii), 8.1(b)(iii), 8.1(b)(iv), 8.1(b)(v), 8.1(b)(vi), 8.6 and 8.7(a)) and 9.

12.      NOTICES

12.1 Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before
         17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Cash Manager: to Bank of Scotland plc, Halifax Division, Level 3, Lovell Park, 1 Lovell Park Road, Leeds LS1 1NS (facsimile number +44 (0) 113 235 7511) for the attention of Head of Mortgage Securitisation with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (b) in the case of the Mortgages Trustee: to Permanent Mortgages Trustee Limited, 47 Esplanade, St. Helier, Jersey JE1 OBD (facsimile number +44 (0) 1534 726391) for the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (c) in the case of the Seller: to Bank of Scotland plc, Halifax Division, Level 3, Lovell Park, 1 Lovell Park Road, Leeds LS1 1NS (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (d) in the case of Funding 1: to Permanent Funding (No. 1) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (020) 7398 6325) to the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574
                 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (e) in the case of Funding 2: to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (020) 7398 6325) to the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574
                 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (f) in the case of the Funding 1 Security Trustee and the Funding 2 Security Trustee: to The Bank of New York, at One Canada Square, Canary Wharf, London E14 5AL (facsimile number +44
                 (020) 7964 2533) for the attention of Corporate Trust Administration - ABS/MBS; and

         (g) in the case of the Account Bank: to Bank of Scotland plc, Leeds Business Centre, 116 Wellington Street, Leeds, LS1 4LT (facsimile number +44 (0) 113 215 5899) for the attention of the Corporate Banking Channel Support with copies to: Bank of Scotland plc, Halifax Division, Level 3, Lovell Park, 1 Lovell Park Road, Leeds LS1 1NS (facsimile number +44 (0) 113 235
                 7511) for the attention of Head of Mortgage Securitisation; and Bank of Scotland plc, Treasury Division 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds,

         or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 12.

13.      INTEREST

13.1 The Account Bank shall pay, on the last Business day of each month in respect of the current month, interest on any cleared credit balances on the Funding 1 Transaction Account at a rate of Sterling LIBOR for three-month sterling deposits in respect of the then current Funding 1 Interest Period less 0.25% per annum.

13.2 The Account Bank shall pay, on the last Business day of each month in respect of the current month, interest on any cleared credit balances on the Funding 2 Transaction Account at a rate of Sterling LIBOR for three-month sterling deposits in respect of the then current Funding 2 Interest Period less 0.25% per annum.

13.3 Interest shall be paid on the Mortgages Trustee GIC Account, the Funding 1 GIC Account and the Funding 2 GIC Account in accordance with the terms of the Mortgages Trustee Guaranteed Investment Contract, the Funding 1 Guaranteed Investment Contract and the Funding 2 Guaranteed Investment Contract respectively.

13.4 Any other accounts opened by the Mortgages Trustee, Funding 1 or Funding 2 with the Account Bank shall bear interest at a rate as agreed between the Account Bank and the Mortgages Trustee, Funding 1 or Funding 2 respectively.

14.      WITHHOLDING

         All payments by the Account Bank under this Agreement shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, Taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Account Bank shall:

         (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

         (b) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding;

         (c) furnish to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee (as the case may be) within the period for payment permitted by the relevant law, either:

                 (i) an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

                 (ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

         (d) account to Funding 1 in full by credit to the Funding 1 Transaction Account or the Funding 1 GIC Account (as the case may be), to Funding 2 in full by credit to the Funding 2 Transaction Account or the Funding 2 GIC Account (as the case may be) and to the Mortgages Trustee in full by credit to the Mortgages Trustee GIC Account of an amount equal to the amount of any rebate, repayment or reimbursement of any deduction or withholding which the Account Bank has made pursuant to this Clause 14 (as appropriate) and which is subsequently received by the Account Bank.

15.      TAX STATUS

15.1 The Account Bank hereby represents and warrants that it is a bank for the purposes of section 991 of the Income Tax Act 2007, is entering into this Agreement in the ordinary course of its business, will pay interest pursuant hereto in the ordinary course of such business, will bring into account payments (other than deposits) made under this Agreement in computing its income for United Kingdom Tax purposes and undertakes that it will not cease to be so or to do so otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of HM Revenue and Customs occurring after the date of this Agreement.

15.2 The Account Bank will procure that any of its successors or assigns will provide the same representation as to its tax status as is provided by the Account Bank in Clause 15.1 above.

16.      ENTIRE AGREEMENT

         This Agreement and the schedules together constitute the entire agreement and understanding between the parties in relation to the subject matter hereof and cancel and replace any other agreement or understanding in relation thereto.

17.      ASSIGNMENT

         Subject as provided in or contemplated by Clauses 5.1(f), 5.1(g) and 7.2:

         (a) the Account Bank may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee;

         (b) the Mortgages Trustee, Funding 1 and Funding 2 may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Account Bank, the Funding 1 Security Trustee and the Funding 2 Security Trustee; and

         (c) the Account Bank may not act through any other branch other than the branch specified on page 1 of this Agreement without the prior written consent of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee (such consent not to be unreasonably withheld).

18.      THE FUNDING 1 SECURITY TRUSTEE AND FUNDING 2 SECURITY TRUSTEE

         The Funding 1 Security Trustee and the Funding 2 Security Trustee have agreed to become parties to this Agreement for the better preservation and enforcement of their rights under this Agreement but shall have no responsibility for any of the obligations of, nor assume any liabilities to, the Cash Manager, the Account Bank, the Mortgages Trustee, Funding 1 or Funding 2 hereunder. Furthermore, any liberty or power may, subject to Clause 19, be exercised or made in the Funding 1 Security Trustee's and the Funding 2 Security Trustee's absolute discretion without any obligation to give reasons therefor.

19.      AMENDMENTS, WAIVERS AND CONSENTS

19.1 Subject to Clauses 2, 3 and 4 of the Controlling Beneficiary Deed (as applicable) and (in the case of Funding 1) Clause 25.8 of the Funding 1 Deed of Charge and (in the case of Funding 2) Clause 12 of the Funding 2 Deed of Charge, no amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by (or by some person duly authorised by) each of the parties to this Agreement. In the case of a waiver, such waiver shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

19.2 Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee will each exercise all rights, powers, benefits and/or discretions conferred on it under this Agreement (including, without limitation, in giving its consent, approval or authorisation to any event, matter or thing requested hereunder) in accordance with Clauses 2, 3 and 4 of the Controlling Beneficiary Deed (as applicable) and (in the case of Funding 1) Clause 25 of the Funding 1 Deed of Charge and (in the case of Funding 2) Clause 12 of the Funding 2 Deed of Charge.

20.      EXCLUSION OF THIRD PARTY RIGHTS

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.      COUNTERPARTS AND SEVERABILITY

21.1 This Agreement may be signed (manually or by facsimile) and delivered in one or more counterparty, all of which, taken together, shall constitute one and the same document.

21.2 Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

22.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of England.

23.      SUBMISSION TO JURISDICTION

         Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding. The Mortgages Trustee irrevocably appoints Structured Finance Management Limited, located at 35 Great St. Helen's, London EC3A 6AP, as its agent for service of process.

IN WITNESS whereof the parties hereto have executed and delivered this Agreement as a deed the day and year first before written.

                                  SCHEDULE 1

                               FORMS OF MANDATE

                             IN THE FORMS ATTACHED

                                  SCHEDULE 2

                 FORMS OF NOTICE OF CHARGE AND ACKNOWLEDGEMENT

                                    PART 1

    NOTICE OF CHARGE - FUNDING 1 TRANSACTION ACCOUNT/FUNDING 1 GIC ACCOUNT

To:                     The Governor and Company of the Bank of Scotland
                        116 Wellington Street
                        Leeds
                        England LS1 4LT

For the attention of:   Company Secretary

and to:                 The Bank of New York
                        1 Canada Square
                        Canary Wharf
                        London E14 5AF

For the attention of:  Corporate Trust

                                                                   14 June 2002

Dear Sirs,

RE: PERMANENT FUNDING (NO. 1) LIMITED:

* FUNDING 1 TRANSACTION ACCOUNT NUMBER 00856456 (SORT CODE 12-08-83) (THE FUNDING 1 TRANSACTION ACCOUNT)

* FUNDING 1 GIC ACCOUNT NUMBER 00856368 (SORT CODE 12-08-83) (THE FUNDING 1 GIC ACCOUNT)

We hereby give you notice that, by a deed of charge dated of even date herewith and made between, inter alios, ourselves, Halifax plc and State Street Bank and Trust Company (the SECURITY TRUSTEE), a copy of which is enclosed (the FUNDING 1 DEED OF CHARGE), we:

(a) charged by way of first fixed charge all of our right, title, benefit and interest present and future in, to and under the Funding 1 Transaction Account and the Funding 1 GIC Account and all sums of money standing to the credit thereof and all interest accruing thereon from time to time; and

(b) assigned all of our right, title, benefit and interest present and future in, to and under the bank account agreement of even date herewith between ourselves, yourselves, the Security Trustee and Halifax plc in its capacity as Seller and Cash Manager.

Accordingly, amounts may and shall be withdrawn from time to time from the Funding 1 Transaction Account or the Funding 1 GIC Account in accordance with the provisions of the Funding 1 Deed of Charge only until such time as you receive notice in writing from the Security Trustee in which case you shall thereafter comply with all directions of the Security Trustee.

Please note that the foregoing authorisations and instructions may not be revoked or varied by ourselves without the prior written consent of the Security Trustee.

Please acknowledge receipt of this notice and your acceptance of the instructions herein contained by signing two copies of the attached form of acknowledgement, returning one copy to ourselves and sending the other copy direct to the Security Trustee at 1 Canada Square, Canary Wharf, London E14 5AF for the attention of Corporate Trust.

This notice of charge and assignment is governed by, and construed in accordance with, the laws of England. Words defined in the Master Definitions and Construction Schedule referred to in clause 1 of the Funding 1 Deed of Charge shall have the same meaning in this notice.

Yours faithfully

...........................
for and on behalf of
PERMANENT FUNDING (NO. 1) LIMITED

                                    PART 2

     ACKNOWLEDGEMENT - FUNDING 1 TRANSACTION ACCOUNT/FUNDING 1 GIC ACCOUNT

To:                     Permanent Funding (No. 1) Limited
                        Blackwell House
                        Guildhall Yard
                        London EC2V 5AE

and to:                 1 Canada Square
                        Canary Wharf
                        London E14 5AF

                        For the attention of Corporate Trust

                                                                   14 June 2002

Dear Sirs,

RE: PERMANENT FUNDING (NO. 1) LIMITED:

* FUNDING 1 TRANSACTION ACCOUNT NUMBER 00856456 (SORT CODE 12-08-83) (THE FUNDING 1 TRANSACTION ACCOUNT)

* FUNDING 1 GIC ACCOUNT NUMBER 00856368 (SORT CODE 12-08-83) (THE FUNDING 1 GIC ACCOUNT)

We acknowledge receipt of your letter dated 14 June 2002, a copy of which is attached. Words and expressions defined in that letter have the same meanings herein.

In consideration of your agreeing to maintain the Funding 1 Transaction Account and the Funding 1 GIC Account with us, we now agree and confirm to the Security Trustee that we accept and will comply with the authorisations and instructions contained in that letter and will not accept or act upon any instructions contrary thereto unless the same shall be in writing signed by the Security Trustee.

This acknowledgement is governed by, and construed in accordance with, the laws of England.

Yours faithfully,

..........................
for and on behalf of
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

                                    PART 3

    NOTICE OF CHARGE - FUNDING 2 TRANSACTION ACCOUNT/FUNDING 2 GIC ACCOUNT

To:                     The Governor and Company of the Bank of Scotland
                        116 Wellington Street
                        Leeds
                        England LS1 4LT

For the attention of:   Corporate Banking Channel Support

and to:                 The Bank of New York
                        48th Floor
                        One Canada Square
                        London E14 5AL

For the attention of:   Corporate Trust

                                                                17 October 2006

Dear Sirs,

RE: PERMANENT FUNDING (NO. 2) LIMITED:

* FUNDING 2 TRANSACTION ACCOUNT NUMBER 06052778 (SORT CODE 12-08-83) (THE FUNDING 2 TRANSACTION ACCOUNT)

* FUNDING 2 GIC ACCOUNT NUMBER 06052751 (SORT CODE 12-08-83) (THE FUNDING 2 GIC ACCOUNT)

We hereby give you notice that, by a deed of charge dated of even date herewith and made between, inter alios, ourselves, Halifax plc and The Bank of New York (the FUNDING 2 SECURITY TRUSTEE), a copy of which is enclosed (the FUNDING 2 DEED OF CHARGE), we:

(a) charged by way of first fixed charge all of our right, title, benefit and interest present and future in, to and under the Funding 2 Transaction Account and the Funding 2 GIC Account and all sums of money standing to the credit thereof and all interest accruing thereon from time to time; and

(b) assigned all of our right, title, benefit and interest present and future in, to and under the bank account agreement of even date herewith between ourselves, yourselves, the Funding 2 Security Trustee and Halifax plc in its capacity as Cash Manager.

Accordingly, amounts may and shall be withdrawn from time to time from the Funding 2 Transaction Account and the Funding 2 GIC Account in accordance with the provisions of the Bank Account Agreement and the Funding 2 Deed of Charge only until such time as you receive notice in writing from the Funding 2 Security Trustee in which case you shall thereafter comply with all directions of the Funding 2 Security Trustee.

Please note that the foregoing authorisations and instructions may not be revoked or varied by ourselves without the prior written consent of the Funding 2 Security Trustee.

Please acknowledge receipt of this notice and your acceptance of the instructions herein contained by signing two copies of the attached form of acknowledgement, returning one copy to ourselves and sending the other copy direct to the Funding 2 Security Trustee at 48th Floor, One Canada Square, London E14 5AL for the attention of Corporate Trust.

This notice of charge and assignment is governed by, and construed in accordance with, the laws of England. Words defined in the Master Definitions and Construction Schedule referred to in clause 1 of the Funding 2 Deed of Charge shall have the same meaning in this notice.

Yours faithfully

..........................
for and on behalf of
PERMANENT FUNDING (NO. 2) LIMITED

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                                    PART 4

     ACKNOWLEDGEMENT - FUNDING 2 TRANSACTION ACCOUNT/FUNDING 2 GIC ACCOUNT

To:                     Permanent Funding (No. 2) Limited
                        35 Great St. Helen's
                        London EC3A 6AP

and to:                 The Bank of New York
                        48th Floor
                        One Canada Square
                        London E14 5AL

                        For the attention of Corporate Trust

                                                                17 October 2006

Dear Sirs,

RE: PERMANENT FUNDING (NO. 2) LIMITED:

* FUNDING 2 TRANSACTION ACCOUNT NUMBER 06052778 (SORT CODE 12-08-83) (THE FUNDING 2 TRANSACTION ACCOUNT)

* FUNDING 2 GIC ACCOUNT NUMBER 06052751 (SORT CODE 12-08-83) (THE FUNDING 2 GIC ACCOUNT)

We acknowledge receipt of your letter dated 17 October 2006, a copy of which is attached. Words and expressions defined in that letter have the same meanings herein.

In consideration of your agreeing to maintain the Funding 2 Transaction Account and the Funding 2 GIC Account with us, we now agree and confirm to the Funding 2 Security Trustee that we accept and will comply with the authorisations and instructions contained in that letter and will not accept or act upon any instructions contrary thereto unless the same shall be in writing signed by the Funding 2 Security Trustee.

This acknowledgement is governed by, and construed in accordance with, the laws of England.

Yours faithfully,

..........................
for and on behalf of
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

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                                  SIGNATORIES

FUNDING 1

EXECUTED as a DEED by                       ) /S/ CLAUDIA WALLACE
PERMANENT FUNDING (NO. 1)                   )
LIMITED acting by two directors             ) /S/ HELENA WHITAKER

FUNDING 2

EXECUTED as a DEED by                       ) /S/ CLAUDIA WALLACE
PERMANENT FUNDING (NO. 2)                   )
LIMITED acting by two directors             ) /S/ HELENA WHITAKER

MORTGAGES TRUSTEE

EXECUTED as a DEED on behalf of             )
PERMANENT MORTGAGES                         ) /S/ ABU KAPADIA
TRUSTEE LIMITED,                            )
a company incorporated in Jersey,           )
Channel Islands, by                         )
being a person who,                         )
in accordance with the laws of that         )
territory is acting under the authority of  )
the company in the presence of:             )

Witness's signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

CASH MANAGER, SELLER AND ACCOUNT BANK

EXECUTED as a DEED by                       ) /S/ IAN STEWART
BANK OF SCOTLAND PLC                        )
acting by its attorney                      ) /S/ DAVID WILKINSON
in the presence of:                         )

Witness's signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

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

FUNDING 1 SECURITY TRUSTEE

EXECUTED as a DEED                          ) /S/ VINCENT GIRAUD
for and on behalf of                        )
THE BANK OF NEW YORK                        )
by its authorised signatory                 )

Witness's signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

FUNDING 2 SECURITY TRUSTEE

EXECUTED as a DEED                          ) /S/ VINCENT GIRAUD
for and on behalf of                        )
THE BANK OF NEW YORK                        )
by its authorised signatory                 )

Witness's signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

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